                                                                   Exhibit 3.5


                            CERTIFICATE OF AMENDMENT

                                     TO THE

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                      OF

                               I.C.H. CORPORATION

                   ----------------------------------------

                        Pursuant to Section 242 of
                        the General Corporation Law
                          of the State of Delaware

                   ----------------------------------------


    The undersigned corporation, in order to amend its Amended and Restated Certificate of Incorporation, hereby certifies as follows:

    FIRST:    The name of the corporation is I.C.H. Corporation.

    SECOND:   The corporation hereby amends its Amended and Restated
Certificate of Incorporation as follows:

    The first paragraph of Article FOURTH of the Amended and Restated Certificate of Incorporation, relating to the number of authorized shares of the corporation, is hereby amended to read its entirety as follows:

    "FOURTH:  The corporation shall be authorized to issue the following shares:

    Class                  Number of Shares               Par Value
    -----                  ----------------               ---------
    Common                   19,000,000                     $0.01

    Preferred                 1,000,000                     $0.01"

    THIRD:    This Amendment to the Amended and Restated Certificate of
Incorporation is being affected pursuant to Sections 242 of the Delaware General Corporate Law.

    IN WITNESS WHEREOF, we hereunto sign our names and affirm that the statements made herein are true under the penalties of perjury this 30th day of June, 1999.


                                         /s/ James R. Arabia
                                         -----------------------------------
                                         James R. Arabia
                                         Chairman of the Board,
                                         Chief Executive Officer & President

ATTEST:


/s/ John A. Bicks
----------------------------
John A. Bicks
Secretary